AMENDMENT TO NOTICE OF STOCK OPTION GRANT AND NON-QUALIFIED
STOCK OPTION AGREEMENT DATED APRIL 13, 2007

        THIS AMENDMENT TO NOTICE OF STOCK OPTION GRANT (this “Amendment”) is made and entered into as of April 8, 2008 by and between Skins Inc., a Nevada corporation (the “Company”), and Antonio Pavan, an individual (the “Optionee”).

RECITALS

        WHEREAS, the Company issued to the Optionee a Notice of Stock Option Grant and Stock Option Agreement dated April 13, 2007 (the “Option”), pursuant to which the Optionee may purchase from the Company up to 500,000 shares of common stock of the Company.

        WHEREAS, the Stock Plan of the Company provides that the Option may be amended by the written agreement of the Company and the Optionee, and the Company and the Optionee desire to so amend the Option in accordance with the terms set forth herein.

        WHEREAS, the Optionee and the Company and entering into that certain Separation Agreement of equal date herewith with respect to the Optionee’s resignation;

WHEREAS, the parties mutually desire to enter into this Amendment to effectuate the termination of Pavan’s employment with the Company and to set forth the benefits to be provided to Pavan in exchange for Pavan’s covenants as set forth herein;

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. The row entitled “Exercise Price Per Share” of the Notice of Stock Option Grant shall be deleted in its entirety and the following shall be substituted therefor:

“Exercise Price Per Share: $0.40”

        2. Under the section entitled “Exercise After Termination of Employment” of the Notice of Stock Option Grant, the following subsection (e):

e. Termination of Employment for any reason other than as indicated in b, c, and d, above: vested portion of the Option is exercisable for a period of ninety (90) days following the Optionee’s Termination.

shall be replaced in it entirety with the following:

e. Termination of Employment for any reason other than as indicated in b, c, and d, above: Notwithstanding any other provision herein, (i) one-half of all options, or 250,000 options, shall become immediately vested and exercisable, (ii) all such vested options shall be exercisable for a period of one-year following the Optionee’s Termination, and (iii) the other one-half of all options, or 250,000 options, shall immediately expire and be canceled upon Optionee’s Termination.

3. Section 2(c) is deleted in its entirety.

4. From and after the date of this Amendment, the references in the Option to “this Option,” “the Notice,” “hereof,” “hereunder” or words of like import shall be deemed to mean the Option as modified and amended by this Amendment.

5. Defined terms used and not defined in this Amendment shall have the same meanings assigned to them in the Option.

6. Except as expressly modified and amended pursuant to this Amendment, all of the terms and provisions of the Option shall remain in full force and effect.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. BY SIGNING THIS AMENDMENT, THE OPTIONEE MAY BE SUBJECT TO CERTAIN FEDERAL AND STATE TAX CONSEQUENCES. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXECUTING THIS AMENDMENT.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SKINS INC.	ANTONIO PAVAN

By: /s/ Deborah Gargiulo	/s/ Antonio Pavan
Name: Deborah Gargiulo
Title: Chief Financial Officer